UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K


              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): October 27, 2015

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                         Suite 701 - 130 Adelaide St. W.
                        Toronto, Ontario M5H 2K4, Canada
                   (Address of principal executive offices)


                                (647) 229-0136
                       (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))













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Item 3.02 Unregistered Sales of Equity Securities.

On October 27, 2015, the board of directors of the Company authorized the issuance of an aggregate of 332,350 restricted shares of our common stock with an effective date of September 30, 2015 at the closing market price of $1.04 per share to eliminate debt and for services rendered as follows:

- 21,650 for the payment of $22,500 recorded as accounts payable to CorCapital Inc. for consulting services;
- 144,300 shares for payment of $150,129 of debt recorded as advances from a related party from Gold Street Capital Corp. to accredited investors;
- 166,400 shares to eliminate the promissory note dated February 13, 2015 in the amount of $173,016 including principal and interest to Braydon Capital Corp.

In addition the Company issued and aggregate of 11,500 restricted shares of our common stock to Empire State Financial Inc. for payment of commissions related to the June 18 and July 9, 2015 Notes, at the closing market price for each respectively as follows:

- 7,500 shares of common stock at a price of $0.80 per share or $6,000; and
- 4,000 shares of common stock at a price of $0.75 per share or $3,000

The issuance of our common stock was exempt from the registration requirements of the Securities Act for the offer and sale of securities not involving a public offering. To the extent that the issuance constituted a sale of equity securities, that sale was exempt from registration under the Securities Act pursuant to the exemption provided under Section 4(2) of the Securities Act, and may also qualify for exemption under Section 4(a)(5), Section 3(a)(9) and Regulation S of the Securities Act.

These shares of our common stock have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


EMPIRE GLOBAL CORP.


By:  /s/ Michele Ciavarella, B.Sc.                       Date: October 27, 2015.
     -----------------------------
         Michele Ciavarella, B.Sc.
         Chairman of the Board and
         Chief Executive Officer